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                                                             EXHIBIT (h)(65)(a)

                                                , 2013

[Fund Company]

    RE:Participation, Administrative Services Agreements and any related agreements (as applicable) entered into on behalf of American General Life Insurance Company (on its behalf and as successor to American General Life Insurance Company of Delaware (formerly AIG Life Insurance Company)) and The United States Life Insurance Company in the City of New York (on its behalf and as successor to American International Life Assurance Company of New York)

Dear Fund Partner:

   Effective on or about June 28, 2013 (the "Closing Date"), American General Equity Services Corp. (the "Distributor") will merge with and into SunAmerica Capital Services, Inc. ("SACS"), the surviving company (hereinafter referred to as the "Merger"). Both the Distributor and SACS are registered with the Securities and Exchange Commission as broker-dealers and are members in good standing of the Financial Industry Regulatory Authority.

   Your company(ies) and/or related trusts have agreements with the Distributor and our affiliated insurance company(ies) (the "Agreements") pursuant to which shares of your companies' investment companies act as an investment vehicle for variable life insurance policies and/or variable annuity contracts in the separate accounts to which the Distributor currently serves as principal underwriter (the "Contracts").

   As a result of the Merger, the distribution agreements between the Distributor and our affiliated insurance companies will transfer by operation of law and SACS will become the principal underwriter of the Contracts. Furthermore, the Agreement(s), including all rights, duties and obligations arising under such Agreements will be effectively assumed by SACS.

   To the extent applicable law and/or any of the Agreements require prior written consent for the assignment and continuation of the Agreement(s), please sign below indicating such consent to assign the rights, duties and obligations of the Distributor to SACS. The foregoing shall not affect any existing obligation to pay administrative servicing fees through the Closing Date or subsequent to such date.

   To the extent applicable, your signature below is deemed consent for any of the

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      , 2013
Page 2 of 3

Agreement(s) providing for the payment of fees pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended ("1940 Act"), under the terms of such Agreement(s). The Distributor and SACS have received an opinion of counsel, which opines that the Merger and any accompanying transfers of the Agreements which provide for the payment of fees pursuant to Rule 12b-1 of the 1940 Act should not result in an assignment of the Agreements.

   Except to the extent amended by this letter agreement, the Agreement(s) shall remain unchanged and in full force and effect, and are hereby ratified, re-executed, and confirmed in all respects. This letter may be signed in counterparts, all of which, taken together, are deemed to be an original.

   IN WITNESS WHEREOF, the undersigned has caused this letter agreement to be executed as of the date first above written.

AMERICAN GENERAL LIFE INSURANCE
COMPANY                                  AMERICAN GENERAL EQUITY SERVICES CORP.

By:     -----------------------------    By:     -----------------------------
Name:                                    Name:
Title:                                   Title:

THE UNITED STATES LIFE INSURANCE         SUNAMERICA CAPITAL SERVICES, INC.
COMPANY IN THE CITY OF NEW YORK

By:     -----------------------------    By:     -----------------------------
Name:                                    Name:
Title:                                   Title:

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      , 2013
Page 3 of 3

CONSENTED TO, ACKNOWLEDGED AND AGREED:

The Trust:                          [NAME OF FUND(S)]

                                    By:     ----------------------------------
                                    Name:
                                    Title:

Investment Adviser:                 [NAME OF INVESTMENT ADVISER]
(If Applicable)

                                    By:     ----------------------------------
                                    Name:
                                    Title:

Additional Parties:                 [INSERT NAME OF ADDITIONAL PARTIES]

                                    By:     ----------------------------------
                                    Name:
                                    Title: